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                                                                    Exhibit 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-3 of PerSeptive Biosystems, Inc. (the "Company")relating to the registration of common stock of PerSeptive Biosystems, Inc. held by certain selling shareholders, which shares were issued in a Regulation D private placement on August 16, 1996, of our report dated October 28, 1993, which includes an emphasis of a matter concerning certain costs and expenses presented in the financial statements which represent allocations and management's estimates of the costs of services provided to the In Vitro Business by Advanced Magnetics, Inc., on our audits of the financial statements of the In Vitro Business of Advanced Magnetics, Inc. as of September 30, 1993 and 1992 and for the years ended September 30, 1993, 1992 and 1991 appearing in the Form 8-K/A Amendment No. 1 to the Form 8-K, dated October 15, 1993, of PerSeptive Biosystems, Inc. We also consent to the reference to our firm under the caption "Experts".



                              /s/ Coopers & Lybrand L.L.P.

                              COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
August 29, 1996